Exhibit 4.11

NOBLE ENERGY, INC.

as Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

First Indenture Supplement

Dated as of                , 2021

to

INDENTURE

Dated as of October 14, 1993

FIRST INDENTURE SUPPLEMENT

THIS FIRST INDENTURE SUPPLEMENT (the “First Indenture Supplement”), dated as of                , 2021, between NOBLE ENERGY, INC., a Delaware corporation (together with its successors and assigns as provided in the Indenture referred to below, the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the “Trustee”), as trustee under an Indenture, dated as of October 14, 1993, between the Company and the Trustee (the “Indenture”).

RECITALS

The Company has executed and delivered to the Trustee the Indenture, under which the Company has issued its 7.250% Notes Due 2023 in the aggregate principal amount of $100,000,000 (the “Notes”);

Section 902 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may, subject to certain exceptions noted therein, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders thereunder.

Chevron U.S.A. Inc. and Chevron Corporation (together, “Chevron”) have solicited consents from the holders of the Notes to effect certain proposed amendments (the “Proposed Amendments”) to the Indenture as set forth in Section 2 of this First Indenture Supplement and as described in the prospectus, dated as of December    , 2020, filed with the Securities and Exchange Commission and forming part of Chevron’s Registration Statement on Form S-4 in connection with the terms and conditions of the offers by Chevron to exchange any and all of the outstanding Notes for new notes issued by Chevron U.S.A. Inc. and guaranteed by Chevron Corporation and the solicitation of consents for the Proposed Amendments.

Chevron has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of the Notes, as applicable, affected by this First Indenture Supplement to effect the Proposed Amendments under the Indenture with respect to the Notes.

The Company is authorized by a Board Resolution to enter into this First Indenture Supplement.

The Company has requested that the Trustee execute and deliver this First Indenture Supplement.

The Company has duly authorized the execution and delivery of this First Indenture Supplement, the conditions set forth in the Indenture for the execution and delivery of this First Indenture Supplement have been complied with and all things necessary to make this First Indenture Supplement a valid amendment of, and supplement to, the Indenture have been done by the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemented and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of all holders of the Notes (the “Holders”), as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this First Indenture Supplement, have the meanings therein defined.

SECTION 1.2. Unless the context otherwise requires, the terms defined in this First Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this First Indenture Supplement, have the meanings herein defined.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1. The Indenture shall hereby be amended by deleting and replacing the following Sections of the Indenture and all references and definitions related thereto (to the extent not otherwise used in any other Section of the Indenture or the Debt Securities not affected by this First Indenture Supplement) in their entirety, and such Sections shall be of no further force and effect, and shall no longer apply to the Debt Securities, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 501(4)

Section 704 (Reports by Company)

Section 1004 (Limitation on Liens)

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1. Nothing in this First Indenture Supplement, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the Holders, any right, remedy or claim under or by reason of this First Indenture Supplement or any provision hereof; and the provisions of this First Indenture Supplement are for the exclusive benefit of the parties hereto, their successors and assigns, and the Holders.

SECTION 3.2. This First Indenture Supplement shall for all purposes be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York.

In case any provision in this First Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

If any provision of this First Indenture Supplement limits, qualifies or conflicts with any other provision required to be included in this First Indenture Supplement or the Indenture by the Trust Indenture Act, such other provision which is so required to be included shall control.

SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. In entering into this First Indenture Supplement, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (including, without limitation, the right to be indemnified), whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this First Indenture Supplement, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee shall not be responsible for and makes no representations (i) as to the validity or sufficiency of this First Indenture Supplement, (ii) as to the due execution hereof by the Company, or (iii) as to the consequences of any amendment and/or waiver herein provided.

SECTION 3.4. The descriptive headings of the several Articles of this First Indenture Supplement are inserted for convenience only and shall not affect the construction hereof.

SECTION 3.5. This First Indenture Supplement may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by facsimile or by electronic (.pdf) format shall be as effective as delivery of a manually executed counterpart of this First Supplemental Indenture. The original documents shall be delivered as soon as practicable, if requested. Each party agrees that this First Supplemental Indenture and any other documents to be delivered in connection herewith may be electronically or digitally signed, and that any such electronic or digital signatures appearing on this First Supplemental Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility

SECTION 3.6. The Company represents and warrants that it is duly authorized under all applicable laws to execute and deliver this First Indenture Supplement and that all corporate action on its part required for the execution and delivery of this First Indenture Supplement has been duly and effectively taken.

[Remainder of page purposefully left blank.]

IN WITNESS WHEREOF, the Company and the Trustee have caused this First Indenture Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOBLE ENERGY, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: